Exhibit (h)(4)(xii)

AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 3, dated as of October 1, 2004 (“Amendment No. 3”), to the Amended and Restated Participation Agreement dated as of July 15, 2002 (“Agreement”) as amended by Amendment No. 1 dated as of May 2, 2003 and Amendment No. 2 dated as of July 9, 2004 (collectively, the “Amendments”), by and among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree that Schedule B to the Agreement and Amendments is replaced in its entirety by the schedule attached hereto entitled “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST			THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:	/s/ Kenneth T. Kozlowski		By:	/s/ Steven M. Joenk
	Name:	Kenneth T. Kozlowski		Name:	Steven M. Joenk
	Title:	Chief Financial Officer		Title:	Senior Vice President

AXA DISTRIBUTORS, LLC			AXA ADVISORS, LLC

By:	/s/ Jerald Hampton		By:	/s/ Robert S. Jones
	Name:	Jerald Hampton		Name:	Robert S. Jones
	Title:	Chairman of the Board, President and Chief Executive Officer		Title:	Chairman of the Board

SCHEDULE B

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

PORTFOLIOS OF

EQ ADVISORS TRUST CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Equity 500 Index Portfolio

(fka Alliance Equity Index Portfolio)

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Money Market Portfolio

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Alliance Premier Growth Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

(fka Warburg Pincus Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

(fka JPM Core Bond Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

(fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Wells Fargo Montgomery Small Cap Portfolio

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

(fka EQ/MFS Investors Growth Portfolio)

EQ/Emerging Markets Equity Portfolio

(fka EQ/Morgan Stanley Emerging Markets Equity Portfolio)

EQ/Putnam Growth & Income Value Portfolio

EQ/Mercury International Value Portfolio

(fka EQ/Putnam International Equity Portfolio)

EQ/Putnam Voyager Portfolio

(fka EQ/Putnam Investors Growth Portfolio)

EQ/Small Company Index Portfolio

(fka BT Small Company Index Portfolio)

EQ/Enterprise Capital Appreciation Portfolio

EQ/Enterprise Deep Value Portfolio

EQ/MONY Equity Growth Portfolio

EQ/Enterprise Equity Income Portfolio

EQ/MONY Equity Income Portfolio

EQ/Enterprise Equity Portfoliio

EQ/Enterprise Global Socially Responsive Portfolio

EQ/Enterprise Growth and Income Portfolio

EQ/Enterprise Growth Portfolio

EQ/Enterprise Mergers and Acquisitions Portfolio

EQ/Enterprise Multi-Cap Growth Portfolio

EQ/Enterprise Small Company Growth Portfolio

EQ/Enterprise Small Company Value Portfolio

EQ/Enterprise International Growth Portfolio

EQ/MONY Government Securities Portfolio

EQ/Enterprise High-Yield Bond Portfolio

EQ/MONY Intermediate Term Bond Portfolio

EQ/MONY Long Term Bond Portfolio

EQ/MONY Money Market Portfolio

EQ/Enterprise Short Duration Bond Portfolio

EQ/Enterprise Total Return Portfolio

EQ/MONY Diversified Portfolio

EQ/Enterprise Managed Portfolio